Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Reports Results for the Second Quarter 2004

Strength of Core Business Offset by Losses From MSM Subsidiary

•	Second quarter revenues increased to $198.6 million, a 12 percent increase over second quarter 2003

•	Net loss of $5.2 million and diluted EPS loss of $0.16, due to losses at ManTech’s MSM Security Services, Inc. (MSM) subsidiary

•	Non-MSM business revenues increased to $205.1 million, a 21 percent increase over the second quarter of 2003

•	Non-MSM business net income of $9.3 million

FAIRFAX, Virginia, August 16, 2004– ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community, the Department of Defense, the Department of State, the Department of Justice, the Department of Homeland Security and other federal government customers, today announced results for the second quarter of 2004.

Revenues for the quarter increased 12 percent to $198.6 million, compared to $177.1 million for the second quarter in 2003. The increase is attributable to a rise in national and homeland security spending, and an increase in defense system support for activities in Southwest Asia, Europe and the United States.

ManTech reported a net loss of $5.2 million in the second quarter of 2004, down from net income of $8.9 million in the second quarter of 2003. The decrease is due to a loss incurred in the MSM business unit which provides personnel security investigation (PSI) services to the federal government. The PSI business losses were concentrated in MSM’s contract with the Defense Security Service (DSS).

Additional background information on the MSM situation:

On May 26, 2004, ManTech lowered guidance for the second quarter due to an $11.3 million downward adjustment to revenue caused by a change in estimate of revenue earned and the level of work remaining to be completed under a fixed price contract at MSM. The cases MSM had been tasked to complete by the government were more complex and were requiring more time to complete than anticipated, based on previous case history.

On July 19, 2004, ManTech announced that it expected to report an additional loss at its MSM subsidiary, which would result in a loss for ManTech in the second quarter 2004. This additional loss was caused by the confluence of shifting customer priorities and policies—primarily at DSS—which required MSM to redirect resources and which resulted in inefficiencies and disruptions to ManTech’s background investigations operations. These shifts and policy changes included the delayed merger of DSS and OPM, and the delayed awarding and implementation of the OPM background investigations contract – both of which slowed down the number of background cases MSM had expected to process. Changes in ManTech’s estimates to complete work and a contract loss accrual of $4.7 million on the DSS contract also contributed to the additional loss.

ManTech’s other national security operations:

“While this has clearly been a difficult quarter for the company and our shareholders because of the problems with our MSM business unit, our other national security related business units are healthy, growing and operating effectively,” said George J. Pedersen, ManTech International Chairman of the Board, CEO and President. “Our non-MSM business generated substantial gross profit, operating income and net income for this quarter. Additionally, if you consider just these operations, our revenue grew 21 percent this quarter over the second quarter in 2003 and these operations had organic growth of 17 percent.”

The following table provides details of ManTech’s consolidated operating performance as well as separate information for MSM and the other operations’ business activity.

For the second quarter 2004:

(In millions)

	Consolidated ManTech	MSM	ManTech’s Other Operations
Revenue	$198.6	($6.5)	$205.1

Gross profit (loss)	$13.8	($22.4)	$36.2

Income (loss) from operations	($8.2)	($24.3)	$16.1

Net (loss) income	($5.2)	($14.5)	$9.3

Key Performance Metrics

Reported total backlog as of June 30, 2004 was $1.5 billion and funded backlog increased to $401 million from $342 million last year. ManTech derived approximately 87 percent of its revenue during the second quarter of 2004 from prime contracts and over 43 percent of its revenue from work under GSA schedule contracts. Revenue from the Department of Defense and the Intelligence Community accounted for over 92 percent of revenue for the second quarter of 2004. ManTech’s time and materials contracts accounted for 65 percent of revenue, fixed-price contracts accounted for 6 percent of revenue and cost-plus contracts accounted for 29 percent of revenue.

Through the first half of the year, ManTech has been awarded approximately $750 million of new contracts. Some of the announced recent significant business highlights included the award of a five-year, $49.8 million contract from the Naval Air Warfare Center Aircraft Division; the award of the Naval Sea Systems Command Seaport IDIQ contract; the OPM blanket purchase agreement contract for background investigations; and the successful demonstration to the Joint Warrior Interoperability Demonstration of ManTech’s Baseline Took Kit—a software solution that validates that DOD information systems comply with security guidelines.

Company Guidance

ManTech’s guidance for the third quarter and full year 2004 reflects the continuation of strong underlying trends in its national security business. However, the guidance also includes consideration of the difficulties and expected future losses in its MSM business, but it does not include any future acquisitions or divestitures.

	Third Quarter 2004	Full Year 2004
Revenue	$208 million—$218 million	$835 million—$850 million

Diluted Earnings Per Share	$0.24—$0.29	$0.75—$0.81

Weighted Average Common Shares Outstanding	32.4 million	32.5 million

Conference Call:

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss second quarter 2004 and full year 2004 results and answer questions. Interested parties may access the call by dialing (800) 759-3578 (domestic) or (706) 679-7301 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call. A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, August 31. To access the replay, call (800) 642-1687 (domestic) or (706) 645-9291 (international). The confirmation code for the replay is 8498430. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Department of Defense, the Intelligence Community, the Department of State, the Department of Justice, the Department of Homeland Security and other U.S. federal government customers. The company’s expertise includes software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshall Service deploy a common, office automation system. With annual revenues in excess of $700 million and more than 5,300 highly qualified employees and several thousand consultants, the company operates in the United States and more than 30 countries worldwide. ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies for 2004. Also this year, VARBusiness magazine ranked ManTech as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, could be interpreted to be “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those indicated by such forward-looking statement include, but are not limited to: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; incorrect estimations of the value of our indefinite-delivery, indefinite-quantity contracts, blanket purchase agreements or other indefinite value contracts; the failure of the U.S. government to award task orders to ManTech, allot funds to complete performance of task orders awarded to ManTech, or exercise schedule options; risks of contract performance or termination; risks of adverse consequences resulting from contract negotiations on existing U.S. government contracts; government contract procurement (such as bid protest) and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees; adverse results of U.S. government audits of our government contracts; failure to successfully integrate recent acquired companies or business into our operations or to realize any accretive or synergistic effects; failure to identify, execute of effectively integrate future acquisitions; additional costs associated with complying with new laws and regulations relating to corporate government issues or new rules promulgated by the SEC; and material changes in laws or regulations applicable to the company’s businesses. For a discussion of these and other risks and uncertainties, please refer to the section titled “Risks Related to The Company’s Business” in ManTech’s annual report on Form 10–K filed with the Securities and Exchange Commission on March 15, 2004, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including, among others, its reports on Form 8-K and Form 10-Q. The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
REVENUES	$198,582	$177,076	$401,351	$325,199
COST OF SERVICES	184,820	144,350	348,394	264,132

GROSS PROFIT	13,762	32,726	52,957	61,067

COSTS AND EXPENSES:
General and administrative	20,569	16,195	39,105	30,934
Depreciation and amortization	1,427	1,242	2,725	2,177

Total costs and expenses	21,996	17,437	41,830	33,111

INCOME (LOSS) FROM OPERATIONS	(8,234)	15,289	11,127	27,956
Interest income (expense), net	(596)	(687)	(1,138)	(1,021)
Other income (expense)	143	352	445	(270)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(8,687)	14,954	10,434	26,665
Income taxes	3,499	(6,075)	(4,280)	(10,823)
Minority interest	(2)	(2)	(4)	(3)

NET INCOME (LOSS)	$(5,190)	$8,877	$6,150	$15,839

BASIC EARNINGS (LOSS) PER SHARE
Net income (loss)	$(.16)	$.28	$.19	$.50

Weighted average common shares outstanding	32,289,318	31,941,783	32,209,633	31,928,870

DILUTED EARNINGS (LOSS) PER SHARE
Net income (loss)	$(.16)	$.28	$.19	$.50

Weighted average common shares outstanding	32,289,318	31,994,687	32,411,365	31,964,829

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	(unaudited)
	June 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,609	$9,166
Cash in escrow	831	829
Receivables—net	211,201	204,539
Prepaid expenses and other	11,842	17,527
Assets held for sale	1,320	1,332

Total current assets	231,803	233,393
Property and equipment—net	11,705	10,920
Goodwill	148,253	149,548
Other intangibles—net	26,439	15,741
Investments	5,902	5,560
Employee supplemental savings plan assets	11,752	10,594
Other assets	10,720	10,378

TOTAL ASSETS	$446,574	$436,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$66	$77
Accounts payable and accrued expenses	51,026	45,157
Accrued salaries and related expenses	26,137	30,548
Deferred income taxes	7,014	20,092
Billings in excess of revenue earned	6,628	4,514
Liabilities of operations held for sale	1,086	1,164

Total current liabilities	91,957	101,552
Debt—net of current portion	33,000	25,184
Accrued retirement	13,193	11,914
Other long-term liabilities	5,350	5,178
Deferred income taxes	5,221	4,553
Minority interest	52	49

TOTAL LIABILITIES	148,773	148,430

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A — $0.01 par value: 150,000,000 shares authorized; 17,283,038 and 17,047,820 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	173	170
Common stock, Class B — $0.01 par value: 50,000,000 shares authorized; 15,075,293 and 15,075,293 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	151	151
Additional paid in capital	216,575	212,564
Retained earnings	82,153	76,003
Accumulated other comprehensive loss	(522)	(1,184)
Unearned ESOP shares	(729)	—
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	297,801	287,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$446,574	$436,134

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Six months ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,150	$15,839
Adjustments to reconcile net income to net cash used in operating activities:
Equity in (earnings) losses of affiliates	(278)	781
Decrease in deferred income taxes	(12,410)	(1,928)
Minority interest in income of consolidated subsidiaries	4	3
Loss on disposals of property and equipment	44	11
Depreciation and amortization	3,782	3,107
Changes in assets and liabilities-net of effects from acquired and discontinued businesses:
Contract receivables	(6,662)	(5,752)
Prepaid expenses and other	5,685	(1,643)
Accounts payable and accrued expenses	5,869	(708)
Accrued salaries and related expenses	(4,411)	(3,159)
Billings in excess of revenue earned	2,114	1,988
Accrued retirement	1,279	403
Other	(1,153)	86

Net cash flows from operating activities	13	9,028

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,498)	(1,884)
Proceeds from sales of property and equipment	1	1
Investment in capitalized software products	(120)	(1,015)
Acquisition of businesses, net of cash acquired of $2,840 in 2003	(10,969)	(68,279)

Net cash flows from investing activities	(13,586)	(71,177)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of not-to-compete financings	—	(1,000)
Proceeds from exercise of stock options	3,245	160
Net increase in borrowings under lines of credit	7,805	—

Net cash flows from financing activities	11,050	(840)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	19	(11)

NET CASH FLOWS FROM DISCONTINUED OPERATIONS	(53)	2,317

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,557)	(60,683)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,166	81,096

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,609	$20,413